UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

GB Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

205 W. Russell Road, Suite 240
Las Vegas,Nevada89148
(Address of Principal Executive Offices) (Zip Code)

(866) 721-0297
Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 26, 2024, the Company entered into a license agreement (the “Agreement”) with EndoPure Life Sciences, LLC (“EndoPure”), a company with experience in regulatory approvals, manufacturing, and the distribution of cannabinoid-based treatments in Brazil and throughout South America. Pursuant to the Agreement, the Company granted EndoPure an exclusive license to their cannabinoid-based treatment for Parkinson’s disease, as a part of a suite of cannabinoid-based treatments for neurological disorders.  In addition to other consideration, the Agreement secures a 5% top line royalty for the Company on gross sales of its products by EndoPure in Brazil and South America. The Agreement also provides the capital and expertise to advance the Company’s products through first-in-human clinical trials in this region. The human data from these clinical trials in Brazil and South America can be used by the Company to supplement its efforts for U.S. FDA approvals and its other global regulatory approval efforts.

Item 9.01 Financial Statements and Exhibits.

Exhibits

No.	Description

99.1	Press release regarding Material Definitive Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc.
a Nevada corporation
Dated: October 15, 2024	By:	/s/ Dr. Andrea Small-Howard
Dr. Andrea Small-Howard
Chief Executive Officer

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